SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

November 7, 2003

Date of Report (date of earliest event reported)

SYNTHETIC BLOOD INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

NEW JERSEY	2-31909	22-3067701
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3189 Airway Avenue, Building C,

Costa Mesa, California 92626

(Office of Principal Executive Office)

714-427-6363

(Registrant’s telephone number, including area code)

Item 4. Changes in Registrant’s Certifying Accountant

Synthetic Blood International, Inc. engaged Haskell & White LLP as its new independent accountants as of November 7, 2003. During the two most recent fiscal years and through the date hereof, neither the Company nor any one on behalf of the Company has consulted with Haskell & White LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any other matters or reportable events required to be disclosed under Items 304 (a) (2) (i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 11, 2003	SYNTHETIC BLOOD INTERNATIONAL, INC.

	By:	/s/ DAVID H. JOHNSON
David H. Johnson Chief Financial Officer

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